UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii	96819
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 23, 2015, Matson, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders, at which: (i) seven directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, (iii) the material terms of the performance goals under the Matson, Inc. 2007 Incentive Compensation Plan were approved in compliance with Section 162(m) of the Internal Revenue Code, and (iv) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 9, 2015.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2015 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non- Vote
W. Blake Baird	36,506,861	269,709	3,061,687
Michael J. Chun	36,496,569	280,001	3,061,687
Matthew J. Cox	36,508,515	268,055	3,061,687
Walter A. Dods, Jr.	36,448,119	328,451	3,061,687
Thomas B. Fargo	36,508,603	267,967	3,061,687
Constance H. Lau	36,444,680	331,890	3,061,687
Jeffrey N. Watanabe	36,497,823	278,747	3,061,687

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
34,843,301	1,780,518	152,751	3,061,687

Proposal 3: Approval of the Material Terms of the Performance Goals Under the Matson, Inc. 2007 Incentive Compensation Plan to Comply with Section 162(m) of the Internal Revenue Code

For	Against	Abstain	Broker Non-Vote
35,400,851	1,311,878	63,841	3,061,687

Proposal 4:  Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,401,183	409,387	27,687	—

Item 9.01. Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

10.1        Matson, Inc. 2007 Incentive Compensation Plan (incorporated by reference to Appendix A of Matson, Inc.’s Definitive Proxy Statement on Schedule 14A dated March 9, 2015).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and
Chief Financial Officer

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